CONFORMED COPY


                      AMENDED AND RESTATED CREDIT AGREEMENT

         AMENDED AND RESTATED CREDIT AGREEMENT dated as of June 2, 2000 (the "Amendment and Restatement") amending and restating the Amended and Restated Credit Agreement dated as of June 9, 1998 and amended and restated as of June 7, 1999 (as in effect on the date hereof, the "Credit Agreement") among THE DUN & BRADSTREET CORPORATION (the "Company") and the Borrowing Subsidiaries Party thereto (the "Subsidiary Borrowers" and together with the Company, the "Borrowers"), the LENDERS party thereto (the "Lenders"), THE CHASE MANHATTAN BANK, as Administrative Agent (the "Agent"), CITIBANK, N.A., as Syndication Agent, and THE BANK OF NEW YORK, as Documentation Agent.

                                       W I T N E S S E T H :

         WHEREAS, the parties hereto desire to amend the Credit Agreement to (i) extend the Revolver Termination Date from the date that is 364 days after the effective date of the Credit Agreement to the date that is the earlier of the New Spin-off Date (as hereinafter defined) and December 31, 2000, (ii) amend the definitions and certain representations set forth in the Credit Agreement and
(iii) amend the Commitments of each Lender, all as set forth herein; and

         WHEREAS, the parties hereto wish to amend the Credit Agreement as set forth herein and to restate the Credit Agreement in its entirety to read as set forth in the Credit Agreement with the amendment specified below;

         NOW, THEREFORE, the parties hereto agree as follows:

         SECTION 1. Defined Terms; References. Unless otherwise specifically defined herein, each term used herein which is defined in the Credit Agreement has the meaning assigned to such term in the Credit Agreement. Each reference to "hereof", "hereunder", "herein" and "hereby" and each other similar reference and each reference to "this Agreement" and each other similar reference contained in the Credit Agreement shall, after this Amendment and Restatement becomes effective, refer to the Credit Agreement as amended and restated hereby.

         SECTION 2. Definitions. (a) The definition of "Revolver Termination Date" in Section 1.01 of the Credit Agreement is amended to read in full as follows:

         "Revolver Termination Date" means the earlier of the New Spin-off Date and December 31, 2000 or, if any such day is not a Business Day, the next preceding Business Day.

           (b) The  definitions  in  Section  1.01 of the Credit  Agreement  are
further  amended  by  adding  the  following   definitions  in  the  appropriate
alphabetical order:

         "Amendment Effective Date" means June 2, 2000.

         "New Spin-off Date" means the date on which the Company distributes to its shareholders all of the capital stock of The New D&B Corporation, a Delaware corporation, which shall own all of the capital stock of Dun & Bradstreet, Inc., a Delaware corporation.

         SECTION 3.  Amendment to Schedules to the Credit Agreement

          (a) Schedule 3.06 to the Credit Agreement is amended in its entirety to read as set forth in Schedule 3.06 hereto.

          (b) Schedule 3.12 to the Credit Agreement is amended in its entirety to read as set forth in Schedule 3.12 hereto.

         SECTION 4. Amendments to Commitments. With effect from and including the date this Amendment and Restatement becomes effective in accordance with
Section 6, the Commitment of each Lender shall be the amount set forth opposite the name of such Lender on Schedule I hereto. Any Lender whose Commitment is changed to zero shall upon such effectiveness cease to be a Lender party to the Credit Agreement, and all accrued fees and other amounts payable under the Credit Agreement for the account of such Lender shall be due and payable on such date; provided that the provisions of Sections 2.14, 2.16, Article 8 and 10.03 of the Credit Agreement shall continue to inure to the benefit of each such Lender.

         SECTION 5. Representations and Warranties. Each Borrower represents and warrants that on and as of the Amendment Effective Date:

          (a)   no Default has occurred and is continuing; and

          (b) each representation and warranty of each Borrower set forth in the Credit Agreement after giving effect to this Amendment and Restatement is true and correct as though made on and as of such date (except the representations and warranties set forth in Sections 3.04(a), 3.04(b) and 3.14, which representations relate solely to an earlier date and were true and correct in all material respects on such earlier date).

        SECTION 6. Effectiveness. This Amendment and Restatement shall become effective as of the date hereof when the following conditions are met (the "Amendment Effective Date"):

          (a) the Agent shall have received from each of the Borrowers and the Lenders party hereto a counterpart hereof signed by such party or facsimile or other written confirmation (in form satisfactory to the Agent) that such party has signed a counterpart hereof;

          (b) the Agent shall have received all fees and other amounts due and payable on or prior to the Amendment Effective Date, including, to the extent invoiced, reimbursement or payment of all reasonable out-of-pocket expenses required to be reimbursed or paid by the Company hereunder; and

          (c) the Agent shall have received a favorable written opinion (addressed to the Agent and the Lenders party hereto and dated the Amendment Effective Date) of David Lewinter, Esq., counsel to the Company, substantially in the form of Exhibit A hereto and covering such additional matters relating to the Company and this Amendment and Restatement as the Required Lenders shall reasonably request. The Company hereby requests such counsel to deliver such opinion.

         SECTION 7. Confirmation of Agreement. Except as amended hereby, all of the terms of the Credit Agreement shall remain in full force and effect and are hereby confirmed in all respects.

         SECTION 8. Governing Law. This Amendment and Restatement shall be governed by and construed in accordance with the laws of the State of New York.


         SECTION 9. Counterparts. This Amendment and Restatement may be signed in any number of counterparts, each of which shall be an original, with the same effect as if the signatures thereto and hereto were upon the same instrument.

         IN WITNESS WHEREOF, the parties hereto have caused this Amendment and Restatement to be duly executed as of the date first above written.

                        THE DUN & BRADSTREET CORPORATION

                           By     /s/  Roxanne E. Parker
                                  --------------------------------------------
                                  Title:  Vice President




                       THE CHASE MANHATTAN BANK, individually and as
                              Administrative Agent
                           By     /s/  Bruce E. Langenkamp
                                  --------------------------------------------
                                  Title:  Vice President




                       CITIBANK, N.A., individually and as Syndication Agent
                            By    /s/  W. Martens
                                  --------------------------------------------
                                   Title:  Managing Director



                        THE BANK OF NEW YORK, individually and as
                               Documentation Agent
                             By    /s/  Ernest Fung
                                  --------------------------------------------
                                  Title:  Vice President

                        BANK OF MONTREAL
                             By   /s/  Brian L. Banke
                                  --------------------------------------------
                                  Title:  Director




                         BARCLAYS BANK PLC
                              By  /s/  Marlene Wechselblatt
                                  --------------------------------------------
                                  Title:  Vice President




                          HSBC BANK USA
                              By  /s/  Johan Sorensson
                                  --------------------------------------------
                                  Title:  Vice President




                          THE NORTHERN TRUST COMPANY
                              By  /s/  Kelly M. Schneck
                                  --------------------------------------------
                                  Title: Officer




                            SUNTRUST BANK
                                By   /s/  W. David Wisdom
                                    ------------------------------------------
                                    Title:  Vice President






                            BANK OF TOKYO-MITSUBISHI TRUST COMPANY
                                By  /s/  George Stewart
                                   --------------------------------------------
                                   Title:  Senior Vice President and Manager




                           BANK ONE, N.A.
                               By  /s/  Stephen E. McDonald
                                  --------------------------------------------
                                  Title:  Senior Vice President



                               SCHEDULE I



Lender                                                                              Commitment
The Chase Manhattan Bank                                                              $56,500,000
----------------------------------------------------------------------------
Citibank, N.A.                                                                        $38,000,000
----------------------------------------------------------------------------
The Bank of New York                                                                  $38,000,000
----------------------------------------------------------------------------
Bank of Montreal                                                                      $25,000,000
----------------------------------------------------------------------------
Barclays Bank PLC                                                                     $25,000,000
----------------------------------------------------------------------------
HSBC Bank USA                                                                         $25,000,000
----------------------------------------------------------------------------
The Northern Trust Company                                                            $25,000,000
----------------------------------------------------------------------------
SunTrust Bank                                                                         $25,000,000
----------------------------------------------------------------------------
Bank of Tokyo-Mitsubishi Trust Company                                                $25,000,000
----------------------------------------------------------------------------
Bank One, N.A.                                                                        $17,500,000
----------------------------------------------------------------------------
Total                                                                                $300,000,000